Exhibit 99.2
PDS Biotech Prices Public Offering of Common Stock

Florham Park, NJ, June 15, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a clinical-stage immunotherapy company developing novel cancer therapies based on the Company’s proprietary Versamune(R) T-cell activating technology, today announced the pricing of its previously announced underwritten public offering of 5,294,118 shares of its common stock at a public offering price of $8.50 per share. The gross proceeds to PDS Biotech, before deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $45.0 million. All of the shares of common stock to be sold in the offering are being offered by PDS Biotech. PDS Biotech has granted the underwriters a 30-day option to purchase up to an additional 794,117 shares at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about June 17, 2021, subject to customary closing conditions.

Cantor Fitzgerald & Co. is acting as sole bookrunner for the offering.

PDS Biotech intends to use a portion of the net proceeds from this offering for the development of our clinical pipeline and for general corporate purposes including working capital.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 31, 2020. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus may be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 4th Floor, New York, NY 10022, Attn: Capital Markets Department, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapies based on the Company’s proprietary Versamune(R) T-cell activating technology platform. Our Versamune(R)-based products overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune(R) and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. Our immuno-oncology product candidates are initially being studied in combination therapy to potentially enhance efficacy without compounding toxicity across a range of cancer types. The Company’s lead investigational cancer immunotherapy product PDS0101 is currently in Phase 2 clinical studies in HPV-associated cancers. The Company’s pipeline products address various cancers including breast, colon, lung, prostate and ovarian cancers.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotech and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to complete the contemplated offering; the Company’s anticipated capital requirements; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: rich@cg.capital